CURRENT REPORT FOR ISSUERS SUBJECT TO THE

1934 ACT REPORTING REQUIREMENTS

FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

December 16, 2004

Date of Report

(Date of Earliest Event Reported)

KNIGHTSBRIDGE FINE WINES, INC.

(Exact name of registrant as specified in its charter)

Nevada

(State or other jurisdiction   (Commission File Number)     (IRS Employer

of incorporation)                                             Identification No.)

One Kirkland Ranch Road,

Napa, California 94558

(Address of principal executive offices (zip code))

(707) 254-9100

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Section 2 – Financial Information

Item 2.01: Completion of Acquisition or Disposition of Assets

Knightsbridge Fine Wines, Inc., has entered into an agreement to divest itself of its ownership interest in Bodegas Y Viñedos Anguinan S.A, an Argentine wine company in which it acquired an interest in November 2003.  Pursuant to the Termination, Settlement & Release of Claims Agreement signed between Knightsbridge, its wholly owned subsidiary, KFWBA Acquisition Corp., and Bodegas and its former principals, both parties agreed to return any equity in the other party and to terminate any further obligations between them, including, but not limited to the put options granted by Knightsbridge as part of the acquisition and any employment agreements between Knightsbridge and the principals of Bodegas.

The Termination Agreement, which is dated November 30, 2004, was entered into on December 16, 2004, by and between Raúl Enrique Granillo Ocampo, Nelida Barros Reyes De Granillo Ocampo and Bodegas Y Viñedos Anguinan S.A. on the one hand and Knightsbridge Fine Wines, Inc., KFWBA Acquisition Corp. and Raul Marozof on the other.  The parties to the Termination Agreement had previously entered into various agreements including, but not limited to: (i) the Stock Purchase Agreement by and among Raul, Nelida Barros, KFWBA and Knightsbridge dated November 5, 2004; (ii) the Put Options Agreement by and among KFWBA and Raul dated November 5, 2004; (iii) the Put Options Agreement by and among KFWBA and Nelida Barros dated November 5, 2004; (iv) the Stock Pledge Agreement by and among Raul, Nelida Barros, KFWBA and Marozof dated November 5, 2004; (v) the Employment Agreement by and among KFWBA and Raul dated November 5, 2004; (vi) the Subscription Agreement by and among Knightsbridge and Raul dated November 5, 2004; (vii) the Subscription Agreement by and among Knightsbridge and Nelida Barros dated November 5, 2004; (viii) the Instructions to the Notary Public by and among Raul, Nelida Barros, KFWBA and Marozof; (ix) guarantees granted by Knightsbridge under the above mentioned agreements; (x) capital contributions and loans made by Knightsbridge, KFWBA, Marozof and their respective Affiliates in Bodegas; and, (xi) capital contributions and loans made by Raul, Nelida Barros or Bodegas and their respective Affiliates in Knightsbridge or KFWBA.  Under the Termination Agreement, all of the agreements listed above, as well as any oral or written agreement, contractual relationship or other relationship between the parties were terminated and all claims between the parties were settled.  The Termination Agreement also provided for a complete reciprocal release of all claims and agreements between the parties and provided for certain Settlement & Release Payments to be made as consideration for the Termination Agreement.  The parties also agreed to never file, participate or assist in any manner, in any lawsuit or claim asserting any claims that are terminated, settled or released in the Termination Agreement.

Each of the parties made specific payments in consideration of the other parties assent to the Termination Agreement.  The consideration includes Bodegas, Raul and Nelida Barros transferring 900,000 shares of Knightsbridge restricted common stock, which they owned, to Knightsbridge and KFWBA; and, Knightsbridge, KFWBA, and Mazarof transferring 1,990,000 shares of Bodegas restricted common stock to Raul and Nelida Barros.  Except for these payments and the releases contained in the Termination Agreement, there will not be any further payment, reimbursement or other consideration owed or payable between the parties in relation to the matters covered by the Termination Agreement.

Joel Shaprio, Knightsbridge’s CEO was a director of Bodegas.  However, Mr. Shapiro resigned from his position as a director pursuant to the Termination Agreement.

Section 9 – Financial Statements and Exhibits

Item 9.01:  Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

Description

2.1	Termination, Settlement & Release of Claims Agreement dated November 30, 2004

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

Knightsbridge Fine Wines, Inc.

By: Joel Shapiro
Joel Shapiro, CEO